Exhibit 99.1
Blackboard Inc. Reports Second Quarter Revenue of
$124.2 million and Non-GAAP Revenue of $127.5
Million
Washington, DC — August 3, 2011 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the second quarter ended June 30, 2011.
Total GAAP revenue for the quarter ended June 30, 2011 was $124.2 million, an increase of 15 percent over the second quarter of 2010. Product revenues for the quarter were $114.3 million, an increase of 17 percent over the second quarter of 2010, while professional services revenues for the quarter were $9.9 million, a decrease of 4 percent from the second quarter of 2010. GAAP net loss was ($4.1) million, resulting in net loss per basic and diluted share of ($0.12) for the second quarter of 2011 compared to net income of $4.4 million or net income per basic and diluted share of $0.13 for the second quarter of 2010.
Total non-GAAP revenue for the quarter ended June 30, 2011 was $127.5 million, an increase of 23 percent over the second quarter of 2010. Non-GAAP adjusted net income for the second quarter of 2011 was $11.1 million, resulting in non-GAAP adjusted net income per diluted share of $0.31 compared to non-GAAP adjusted net income of $13.0 million or $0.37 per diluted share for the second quarter of 2010.
For a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the section below entitled “Use of Non-GAAP Financial Measures.”
Summary Financial Highlights from the Second Quarter of 2011
•	Non-GAAP revenue of $127.5 million, an increase of 23 percent over the second quarter of 2010.

•	Non-GAAP adjusted net income per diluted share of $0.31.

•	Deferred revenue was $219.2 million, an increase of 47 percent over the second quarter of 2010.

•	Cash and cash equivalents were $84.7 million at the end of the second quarter of 2011.

•	Total transaction-related expenses of approximately $7.1 million, including costs associated with Blackboard’s proposed acquisition by Providence Equity Partners.
Highlights from the Second Quarter of 2011

•	McGraw-Hill Higher Education and Blackboard announced a partnership to combine McGraw-Hill’s media-rich content, assessment engines and industry leading adaptive learning tools with the latest capabilities of Blackboard’s online teaching and learning platform, Blackboard Learn™.

•	Blackboard opened a new data center in Canada, responding to growing interest from Canadian institutions for an in-region facility to host and manage their learning environments. The new data center is located in Calgary, Alberta, Canada.

•	Blackboard announced full support for Common Cartridge 1.1, making Blackboard Learn™, Release 9.1 the first learning platform to support the newest version of a key industry standard that makes it easier for instructors to share educational content and resources.
Proposed Acquisition by Providence Equity Partners
On July 1, 2011, Blackboard announced that it had entered into a definitive merger agreement under which Blackboard will be acquired by an affiliate of Providence Equity Partners in an all-cash transaction. Pursuant to terms of the agreement, Blackboard shareholders will receive $45.00 in cash for each share of common stock.
The transaction is subject to the approval of a majority of the outstanding shares of Blackboard and other customary closing conditions and regulatory approvals. The transaction is anticipated to close during the second half of 2011.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2010	2011	2010	2011
Revenues:
Product	$97,474	$114,297	$191,204	$223,682
Professional services	10,254	9,864	17,590	19,235

Total revenues	107,728	124,161	208,794	242,917
Operating expenses:
Cost of product revenues, excludes $2,816 and $1,085 for the three months ended June 30, 2010 and 2011, respectively, and $5,324 and $2,645 for the six months ended June 30, 2010 and 2011, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	27,409	32,542	51,943	66,952
Cost of professional services revenues (1)	5,386	6,284	9,865	12,963
Research and development (1)	12,047	16,866	24,252	33,437
Sales and marketing (1)	27,930	40,382	53,245	75,021
General and administrative (1)	16,851	24,300	31,556	42,970
Amortization of intangibles resulting from acquisitions	9,359	7,644	18,337	16,815

Total operating expenses	98,982	128,018	189,198	248,158

Income (loss) from operations	8,746	(3,857)	19,596	(5,241)
Other expense, net:
Interest expense	(2,908)	(2,937)	(5,796)	(6,099)
Interest income	50	12	71	34
Other expense, net	(379)	(198)	(906)	(630)

Income (loss) before (provision for) benefit from income taxes	5,509	(6,980)	12,965	(11,936)
(Provision for) benefit from income taxes	(1,149)	2,920	(3,569)	4,520

Net income (loss)	$4,360	$(4,060)	$9,396	$(7,416)

Net income (loss) per common share:
Basic	$0.13	$(0.12)	$0.28	$(0.21)

Diluted	$0.13	$(0.12)	$0.27	$(0.21)

Weighted average number of common shares:
Basic	34,128,218	35,030,028	33,798,698	34,895,971

Diluted	34,769,318	35,030,028	34,629,788	34,895,971

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$264	$332	$607	686
Cost of professional services revenues	149	162	297	366
Research and development	296	334	563	670
Sales and marketing	1,858	2,294	3,721	4,382
General and administrative	2,500	2,496	4,835	4,885

BLACKBOARD INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2010	2011	2010	2011
Reconciliation of GAAP revenue to non-GAAP revenue (1):

GAAP revenue	$107,728	$124,161	$208,794	$242,917
Add: Deferred revenue not recorded in purchase accounting	1,515	3,379	2,439	7,620
Less: Transact revenue recognition change	(5,590)	—	(11,842)	—

Non-GAAP revenue	$103,653	$127,540	$199,391	$250,537

Reconciliation of GAAP net income before provision for income taxes to non-GAAP adjusted net income (1):

GAAP net income (loss) before provision for income taxes	$5,509	$(6,980)	$12,965	$(11,936)
Add: Deferred revenue not recorded in purchase accounting	1,515	3,379	2,439	7,620
Less: Transact revenue recognition change including related costs	(4,675)	—	(9,638)	—
Add: Transition, integration and transaction-related expenses	1,083	7,146	1,745	8,427
Add: Amortization of intangibles resulting from acquisitions	9,359	7,644	18,337	16,815
Add: Stock-based compensation	5,067	5,618	10,023	10,989
Add: Non-cash interest expense	1,537	1,347	3,065	2,996
Add: Non-cash loss (gain) on foreign exchange translation	379	(72)	906	131
Adjusted provision for income taxes (2)	(6,783)	(6,979)	(14,186)	(14,036)

Non-GAAP adjusted net income	$12,990	$11,103	$25,657	$21,006

Non-GAAP adjusted net income per common share — diluted	$0.37	$0.31	$0.74	$0.59

Weighted average number of diluted common shares	34,769,318	35,786,668	34,629,788	35,589,149

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow (1):

Net cash used in operating activities	$(2,338)	$(13,182)	$(3,567)	$(20,267)
Less: Purchases of property and equipment	(9,626)	(8,873)	(12,791)	(14,638)

Free cash flow	$(11,964)	$(22,055)	$(16,358)	$(34,905)

(1)	Non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP revenue and free cash flow are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that these measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and the reconciliations above to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

(2)	Adjusted provision for income taxes is applied at an effective rate of approximately 34.3% and 38.6% for the three months ended June 30, 2010 and 2011, respectively, and approximately 35.6% and 40.1% for the six months ended June 30, 2010 and 2011, respectively.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,	June 30
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$70,314	$84,676
Accounts receivable, net	89,914	154,986
Prepaid expenses and other current assets	16,961	23,400
Deferred tax asset, current portion	5,818	5,818
Deferred cost of revenues	3,256	4,788

Total current assets	186,263	273,668

Deferred tax asset, noncurrent portion	15,185	25,577
Restricted cash	5,741	5,714
Property and equipment, net	43,002	45,388
Other assets	1,582	1,670
Goodwill	478,728	481,935
Intangible assets, net	116,649	105,328

Total assets	$847,150	$939,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,818	$5,042
Accrued expenses	41,018	64,183
Deferred rent, current portion	450	789
Deferred revenues, current portion	211,752	214,433
Revolving credit facility	—	46,000
Convertible senior notes, net of debt discount	162,326	165,000

Total current liabilities	417,364	495,447

Deferred rent, noncurrent portion	11,978	11,561
Deferred tax liability, noncurrent portion	3,502	4,943
Deferred revenues, noncurrent portion	6,223	4,764
Stockholders’ equity:
Common stock, $0.01 par value	347	351
Additional paid-in capital	465,908	486,540
Accumulated other comprehensive income, net	794	2,056
Accumulated deficit	(58,966)	(66,382)

Total stockholders’ equity	408,083	422,565

Total liabilities and stockholders’ equity	$847,150	$939,280

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2010	2011
	(in thousands)
Cash flows from operating activities
Net income (loss)	$9,396	$(7,416)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred income taxes	1,266	(10,096)
Excess tax benefits from stock-based compensation	(2,799)	(174)
Amortization of debt discount and issuance costs	3,065	2,996
Depreciation and amortization	9,537	12,252
Amortization of intangibles resulting from acquisitions	18,337	16,815
Change in allowance for doubtful accounts	(120)	442
Stock-based compensation	10,023	10,989
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(15,317)	(65,152)
Prepaid expenses and other current assets	(1,183)	(6,502)
Deferred cost of revenues	2,156	(1,532)
Accounts payable	171	3,189
Accrued expenses	8,384	23,134
Deferred rent	(256)	(78)
Deferred revenues	(46,227)	866

Net cash used in operating activities	(3,567)	(20,267)

Cash flows from investing activities
Purchases of property and equipment	(12,791)	(14,638)
Acquisitions, net of cash acquired	(40,158)	(6,107)

Net cash used in investing activities	(52,949)	(20,745)

Cash flows from financing activities
Releases of letters of credit	61	27
Payment for debt issuance costs	—	(300)
Proceeds from revolving credit facility	—	46,000
Excess tax benefits from stock-based compensation	2,799	174
Proceeds from exercise of stock options	23,587	9,473

Net cash provided by financing activities	26,447	55,374

Net (decrease) increase in cash and cash equivalents	(30,069)	14,362
Cash and cash equivalents at beginning of period	167,353	70,314

Cash and cash equivalents at end of period	$137,284	$84,676

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Additional Information and Where to Find It
Blackboard intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Blackboard and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, BLACKBOARD’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Blackboard with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Blackboard by contacting Blackboard’s Investor Relations Department (i) by mail to Blackboard Inc., 650 Massachusetts Avenue, NW, 6th Floor, Washington, DC 20001, Attn: Investor Relations Department, (ii) by telephone at 202-463-4860 or (iii) by e-mail to Investor@Blackboard.com.
Participants in the Solicitation
Blackboard and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Blackboard’s stockholders in connection with the proposed transaction. Information about Blackboard's directors and executive officers is set forth in Blackboard’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 18, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Blackboard by contacting Blackboard’s Investor Relations Department (i) by mail to Blackboard Inc., 650 Massachusetts Avenue, NW, 6th Floor, Washington, DC 20001, Attn: Investor Relations Department, (ii) by telephone at 202-463-4860 or (iii) by e-mail to Investor@Blackboard.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Blackboard intends to file with the SEC.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to: the ability of the parties to consummate the proposed transaction with Providence in a timely manner or at all; the satisfaction of conditions precedent to consummation of the transaction, including the ability to secure regulatory approvals and approval by Blackboard’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including litigation related to the transaction itself); and other risks described in Blackboard’s filings with the SEC, including the factors discussed in the “Risk Factors” section of our Form 10-K filed on February 18, 2011 and Form 10-Q filed on May 9, 2011 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of August 3, 2011. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 3, 2011.

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP revenue, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow, which are non-GAAP financial measures. Management believes that these measures provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that reflects non-GAAP measures and other items as determined by the Board of Directors.
In 2010, the Company’s non-GAAP net income and non-GAAP net income per diluted share excluded the amortization or impairment of intangible assets, stock-based compensation expense and non-cash interest expense, all net of taxes. Beginning in 2011, the Company’s non-GAAP financial measures will also exclude certain impacts of acquisitions. Specifically, the Company’s non-GAAP revenue, non-GAAP net income and non-GAAP net income per diluted share measures will include deferred revenue of entities we have acquired that would have been recognized but for GAAP’s purchase accounting treatment requiring the elimination of this deferred revenue upon acquisition. While we cannot be certain that customers will renew the contracts that generated the deferred revenue, the Company has historically experienced high renewal rates and we believe GAAP results, which eliminate the recognition of these deferred revenues, alone do not fully capture all of the Company’s economic activities. Further, the Company’s non-GAAP net income and non-GAAP net income per diluted share measure will include the deferred revenue adjustment and exclude certain transition, integration and transaction-related expense items resulting from acquisitions and non-cash translation gains or losses, all net of taxes. The Company does not consider these adjustments to be related to the organic continuing operations of the acquired businesses and they are generally not relevant to assessing or estimating the long-term performance of the acquired assets. Although acquisition-related revenue and expenses are generally non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions; however, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. Because the Company considers these revenue and expense adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company, the non-GAAP measures that exclude these adjustments allow management to better evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. For the same reasons, the non-GAAP measures will be useful to investors because they will allow for more complete comparisons of forward-looking guidance to the financial results of historical operations and the financial results of peer companies.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-K dated February 18, 2011 and Form 10-Q dated May 9, 2011, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations. A reconciliation of GAAP to non-GAAP revenue, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP free cash flow is included in this press release.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
For Education & General Media:
Matthew Maurer
Senior Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
#     #     #